SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 22, 2005

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street Hamilton, Ohio (Address of principal executive offices)		45011 (Zip Code)

Registrant’s telephone number, including area code: (513) 867-5447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 2.02 Results of Operations and Financial Condition.

On July 22, 2005, First Financial Bancorp. issued its earnings press release that included the results of operations and financial condition for the second quarter of 2005. A copy of the earnings press release is attached as Exhibit 99.1.

As a related item, the company separately announced that the indirect loan portfolio balance referenced in the press release was approximately $250 million as of June 30, 2005. Six month production for indirect lending was approximately $50 million and payments received were approximately $48 million for the same period.

The earnings press release includes two non-GAAP financial measures. The first non-GAAP financial measure, Net interest margin (fully tax equivalent), appears in the table entitled “Consolidated Financial Data” under the section “Key Ratios.” The second appears in the table entitled “Additional Data – Fully Tax Equivalent Net Interest Income.” The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

Below is a table showing “net interest income” calculated and presented in accordance with GAAP and the adjustments made to arrive at the non-GAAP financial measure “net interest income – tax equivalent.” The table also shows “net interest margin” calculated and presented in accordance with GAAP and the method used to arrive at the non-GAAP financial measure “net interest margin (fully tax equivalent).”

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sep. 30,	June 30,	June. 30,
	2005	2005	2004	2004	2004	2005	2004
	(Dollars in thousands)
Net interest income	$33,905	$33,980	$34,511	$35,353	$35,108	$67,885	$70,318
Tax equivalent adjustment	756	758	773	778	819	1,514	1,679

Net interest income — tax equivalent	$34,661	$34,738	$35,284	$36,131	$35,927	$69,399	$71,997

Average earning assets	3,448,924	3,461,330	3,498,762	3,554,969	3,529,954	3,455,093	3,527,307

Net interest margin*	3.94%	3.98%	3.92%	3.96%	4.00%	3.96%	4.01%
Net interest margin (fully tax equivalent)*	4.03%	4.07%	4.01%	4.04%	4.09%	4.05%	4.10%

Margins are calculated using net interest income annualized divided by average earning assets.

Item 7.01 Regulation FD Disclosure.

On July 22, 2005, First Financial Bancorp. issued its earnings press release that included the results of operations and financial condition for the second quarter of 2005. A copy of the earnings press release is attached as Exhibit 99.1.

Item 9.01 Exhibits.

          (c) Exhibit:

99.1   First Financial Bancorp. Press Release dated July 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall

J. Franklin Hall
Senior Vice President and
Chief Financial Officer

Date: July 22, 2005

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description
99.1	First Financial Bancorp. Press Release dated July 22, 2005.